Exhibit N
RYDEX SERIES FUNDS
Amended and Restated Rule 18f-3
Multiple Class Plan
August 28, 2000, as amended and restated August 17, 2011
Rydex Series Funds (the “Trust”), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a “Fund” and together the “Funds”).
A. Attributes of Share Classes
1.	The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Trust’s Board of Trustees and as attached hereto as Exhibits.
2.	With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s Prospectuses; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Distribution Plan”), and separately bear any other service fees (“service fees”) that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter (such as a Distribution Plan or service agreement relating to a class) submitted to shareholders that relates solely to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.
B. Expense Allocations
With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.
Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C. Amendment of Plan; Periodic Review
This Multiple Class Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.
The Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Multiple Class Plan for its continued appropriateness, and must approve any material amendment of the Multiple Class Plan as it relates to any class of any Fund covered by the Multiple Class Plan. In approving any material amendment to the Multiple Class Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

Exhibit A
RYDEX SERIES FUNDS
CERTIFICATE OF CLASS DESIGNATION
ADVISOR CLASS SHARES
1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.
Advisor Class Shares are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Rydex Distributors, LLC (the “Distributor”) for providing distribution services, at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the Advisor Class Shares. The Distributor will use this fee to compensate service providers for providing distribution-relates services, ongoing account maintenance and other services to institutional shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. The Trust, on behalf of each applicable Fund, will make monthly payments to the Servicer for providing shareholder services under the Plan at an annual rate of 0.25% of each Fund’s average daily net assets attributable to the Advisor Class Shares, as compensation for providing some or all of the following shareholder services including: (i) maintaining accounts relating to Clients that invest in Advisor Class Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from Clients concerning their investment in Advisor Class Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Advisor Class Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to Advisor Class Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients.
2. ELIGIBILITY OF PURCHASERS
Advisor Class Shares held through a third party (e.g., a brokerage account) are subject to the following minimum initial investment amounts:
•	$1,000 for retirement accounts

•	$2,500 for all other accounts
Advisor Class Shares held directly at Rydex|SGI generally do not require a minimum investment amount.
Advisor Class Shares are sold principally to clients of professional money managers (“financial intermediaries”) who (i) charge such clients an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into agreement with the principal underwriter to offer Advisor Class Shares through a no-load network or platform, and to investors who take part in certain asset allocation investment programs.

3. EXCHANGE PRIVILEGES
Advisor Class Shares of each Fund may be exchanged for Advisor Class Shares (or H-Class Shares, if applicable) of any other Rydex Series Fund or Rydex Dynamic Fund in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.
4. VOTING RIGHTS
Each Advisor Class Shareholder will have one vote for each full Advisor Class Share held and a fractional vote for each fractional Advisor Class Share held. Advisor Class Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Advisor Class Shares (such as a distribution plan or service agreement relating to Advisor Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Advisor Class Shareholders differ from the interests of holders of any other class.
5. CONVERSION RIGHTS
Advisor Class Shares do not have a conversion feature.

Exhibit B
RYDEX SERIES FUNDS
CERTIFICATE OF CLASS DESIGNATION
INVESTOR CLASS SHARES
1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.
Investor Class Shares are sold without a sales charge or asset-based distribution or shareholder servicing fee.
2. ELIGIBILITY OF PURCHASERS
Investor Class Shares held through a third party (e.g., a brokerage account) are subject to the following minimum initial investment amounts:
•	$1,000 for retirement accounts

•	$2,500 for all other accounts
Non-managed accounts (including retirement accounts) held directly at Rydex|SGI generally require a minimum account balance of $25,000. Accounts managed by financial professionals are not subject to minimum account balance requirements. However, accounts opened through a financial intermediary (non-direct) will be subject to that financial intermediary’s minimum initial investment amount and account balance requirements, which may be different from the amounts listed above.
3. EXCHANGE PRIVILEGES
Investor Class Shares of each Fund may be exchanged for Investor Class Shares (or H-Class Shares, if applicable) of any other Rydex Series Fund or Rydex Dynamic Fund in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.
4. VOTING RIGHTS
Each Investor Class Shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class Shareholders will have exclusive voting rights regarding any matter submitted to Investor Class Shareholders that relates solely to Investor Class Shares and will have separate voting rights on any other matter submitted to Investor Class Shareholders in which the interests of Investor Class Shareholders differ from the interests of holders of any other class.
5. CONVERSION RIGHTS
Investor Class Shares do not have a conversion feature.

Exhibit C
RYDEX SERIES FUNDS
CERTIFICATE OF CLASS DESIGNATION
C-CLASS SHARES
1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.
C-Class Shares are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Rydex Distributors, LLC (the “Distributor”) and other firms that provide distribution services (“Service Providers”), at an annual rate of up to 0.75% of each Fund’s average daily net assets attributable to the C-Class Shares. The annual 0.75% distribution fee will be used to reimburse the Distributor for paying investors’ financial advisors an on-going sales commission. The Distributor will advance the first year’s service and distribution fees. The Trust, on behalf of each applicable Fund, will make monthly payments to the Servicer for providing shareholder services under the Plan at an annual rate of 0.25% of each Fund’s average daily net assets attributable to the C-Class Shares, as compensation for providing some or all of the following shareholder services including: (i) maintaining accounts relating to Clients that invest in C-Class Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by the Distributor or any Service Provider; (iv) responding to inquiries from Clients concerning their investment in C-Class Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in C-Class Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to C-Class Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients.
2. ELIGIBILITY OF PURCHASERS
C-Class Shares held through a third party (e.g., a brokerage account) are subject to the following minimum initial investment amounts:
•	$1,000 for retirement accounts

•	$2,500 for all other accounts
Accounts opened through a financial intermediary will be subject to your financial intermediary’s minimum initial investment amount and minimum account balance requirements, which may be different than the amounts above.
3. EXCHANGE PRIVILEGES
C-Class Shares of each Fund may be exchanged for C-Class Shares of any other Fund in the Rydex|SGI Fund complex in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. VOTING RIGHTS
Each C-Class Shareholder will have one vote for each full C-Class Share held and a fractional vote for each fractional C-Class Share held. C-Class Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to C-Class Shares (such as a distribution plan or service agreement relating to C-Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the C-Class Shareholders differ from the interests of holders of any other class.
5. CONVERSION RIGHTS
C-Class Shares do not have a conversion feature.

Exhibit D
RYDEX SERIES FUNDS
CERTIFICATE OF CLASS DESIGNATION
H-CLASS SHARES
1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.
H-Class Shares are subject to asset-based fees under a Distribution Plan (the “Distribution Plan”) adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940 and a Shareholder Services Plan (the “Shareholder Services Plan”). Pursuant to the Distribution Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Rydex Distributors, LLC (the “Distributor”) for providing distribution services, at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the H-Class Shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. The Trust, on behalf of each applicable Fund, will make monthly payments to the Servicer for providing shareholder services under the Shareholder Services Plan at an annual rate of 0.25% of each Fund’s average daily net assets attributable to the H-Class Shares, as compensation for providing some or all of the following shareholder services including: (i) maintaining accounts relating to Clients that invest in H-Class Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from Clients concerning their investment in H-Class Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in H-Class Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to H-Class Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients. Each Servicer will only receive up to 0.25% of each Fund’s average daily net assets for either distribution-related services or shareholder services.
2. ELIGIBILITY OF PURCHASERS
H-Class Shares held through a third party (e.g., a brokerage account) are subject to the following minimum initial investment amounts:
•	$1,000 for retirement accounts

•	$2,500 for all other accounts
H-Class Shares held directly at Rydex|SGI (other than those that are managed by financial professionals) are subject to a minimum account balance of $25,000 for non-managed accounts (including retirement accounts). Accounts managed by financial professionals are not subject to minimum account balance requirements. However, accounts opened through a financial intermediary (non-direct) will be subject to your financial intermediary’s minimum initial investment amount and account balance requirements, which may be different than the amounts above.

3. EXCHANGE PRIVILEGES
H-Class Shares of each Fund may be exchanged for H-Class Shares (or Investor Class Shares or Advisor Class Shares, if applicable) of any other Rydex Series Fund or Rydex Dynamic Fund in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.
4. VOTING RIGHTS
Each H-Class Shareholder will have one vote for each full H-Class Share held and a fractional vote for each fractional H-Class Share held. H-Class Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to H-Class Shares (such as a distribution plan relating to H-Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the H-Class Shareholders differ from the interests of holders of any other class.
5. CONVERSION RIGHTS
H-Class Shares do not have a conversion feature.

Exhibit E
RYDEX SERIES FUNDS
CERTIFICATE OF CLASS DESIGNATION
A-CLASS SHARES
1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.
A-Class Shares are subject to asset-based fees under a Distribution Plan (the “Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Rydex Distributors, LLC (the “Distributor”) for providing distribution services at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the A-Class Shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. In addition, A-Class Shares are sold at NAV, plus the applicable front-end sales charge, as described in more detail in the Funds’ A-Class Shares Prospectuses.
2. ELIGIBILITY OF PURCHASERS
A-Class Shares held through a third party (e.g., a brokerage account) are subject to the following minimum initial investment amounts:
•	$1,000 for retirement accounts

•	$2,500 for all other accounts
Accounts opened through a financial intermediary will be subject to your financial intermediary’s minimum initial investment amount and minimum account balance requirements, which may be different than the amounts above.
3. EXCHANGE PRIVILEGES
A-Class Shares of each Fund may be exchanged for A-Class Shares of any other Fund in the Rydex|SGI Fund complex in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.
4. VOTING RIGHTS
Each A-Class Shareholder will have one vote for each full A-Class Share held and a fractional vote for each fractional A-Class Share held. A-Class Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to A-Class Shares (such as a distribution plan relating to A-Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the A-Class Shareholders differ from the interests of holders of any other class.
5. CONVERSION RIGHTS
A-Class Shares do not have a conversion feature.

Exhibit F
RYDEX SERIES FUNDS
CERTIFICATE OF CLASS DESIGNATION
INVESTOR2 CLASS SHARES
1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.
Investor2 Class Shares are sold without a sales charge or asset-based distribution or shareholder servicing fee.
2. ELIGIBILITY OF PURCHASERS
Investor2 Class Shares generally require a minimum initial investment amount of $100. Additionally, there is a minimum investment amount of $20 for subsequent investments in the Fund.
3. EXCHANGE PRIVILEGES
Investor2 Class Shares of each Fund may be exchanged for shares of the Security Equity Fund (and each of its series), Security Income Fund (and each of its series), Security Large Cap Value Fund (and each of its series), and Security Mid Cap Growth Fund in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.
4. VOTING RIGHTS
Each Investor2 Class Shareholder will have one vote for each full Investor2 Class Share held and a fractional vote for each fractional Investor2 Class Share held. Investor2 Class Shareholders will have exclusive voting rights regarding any matter submitted to Investor2 Class Shareholders that relates solely to Investor2 Class Shares and will have separate voting rights on any other matter submitted to Investor2 Class Shareholders in which the interests of Investor2 Class Shareholders differ from the interests of holders of any other class.
5. CONVERSION RIGHTS
Investor2 Class Shares do not have a conversion feature.

Exhibit G
RYDEX SERIES FUNDS
CERTIFICATE OF CLASS DESIGNATION
Y-CLASS SHARES
1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.
Y-Class Shares are sold without a sales charge or asset-based distribution or shareholder servicing fee. The Trust will pay Rydex Fund Services, LLC a fee of 0.20% on the last day of each month, based on the average daily net assets of the Fund attributable to the Y-Class Shares for general administrative shareholder, dividend disbursement, transfer agent, and registrar and other services.
2. ELIGIBILITY OF PURCHASERS
Eligible investors for Y-Class Shares include the following:
•	Institutions that hold omnibus accounts and do not require revenue sharing or service fee payments on those shares;

•	Retirement platforms that hold omnibus accounts and do not require revenue sharing or service fee payments on those shares;

•	Internal Revenue Code Section 529 college savings plan accounts;

•	Funds of Funds advised by Security Investors, LLC, or its affiliates;

•	Funds of Funds advised by unaffiliated investment advisers; and

•	Institutions that invest the minimum initial investment amount in the Fund, which is $25,000,000.
The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then-current registration statement.
3. EXCHANGE PRIVILEGES
Y-Class Shares of each Fund may be exchanged for Y-Class Shares of other Funds in the Rydex|SGI Fund complex in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.
4. VOTING RIGHTS
Each Y-Class Shareholder will have one vote for each full Y-Class Share held and a fractional vote for each fractional Y-Class Share held. Y-Class Shareholders will have exclusive voting rights regarding any matter submitted to Y-Class Shareholders that relates solely to Y-Class Shares and will have separate voting rights on any other matter submitted to Y-Class Shareholders in which the interests of Y-Class Shareholders differ from the interests of holders of any other class.
5. CONVERSION RIGHTS
Y-Class Shares do not have a conversion feature.

Exhibit H
RYDEX SERIES FUNDS
CERTIFICATE OF CLASS DESIGNATION
INSTITUTIONAL CLASS SHARES
1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.
Institutional Class Shares are sold without a sales charge or asset-based distribution or shareholder servicing fee.
2. ELIGIBILITY OF PURCHASERS
Eligible investors for Institutional Class Shares include the following:
•	Investors who invest a minimum amount of $2,000,000 in Institutional Class Shares of the Funds;

•	Employee benefit plan programs that have at least $25 million in plan assets;

•	Broker-dealer managed account or wrap programs that charge an asset-based fee, have program assets of at least $50 million, and invest in the Funds via omnibus accounts;

•	Registered investment adviser mutual fund wrap programs that charge an asset-based fee, have program assets of at least $50 million, and invest in the Funds via omnibus accounts;

•	Internal Revenue Code Section 529 college savings plan accounts;

•	Funds of Funds advised by the Advisor or its affiliates;

•	Funds of Funds advised by unaffiliated investment advisers; and

•	Institutions that invest the minimum initial investment amount in the Fund.
If you are deemed to be an “eligible investor” by virtue of an initial investment in the Fund in an amount of $2,000,000 or more, your account may be subject to a minimum account balance requirement of $1,000,000.
3. EXCHANGE PRIVILEGES
Institutional Class Shares of each Fund may be exchanged for Institutional Class Shares of each other Fund in the Rydex|SGI Fund complex in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.
4. VOTING RIGHTS
Each Institutional Class Shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class Shareholders will have exclusive voting rights regarding any matter submitted to Institutional Class Shareholders that relates solely to Institutional Class Shares and will have separate voting rights on any other matter submitted to Institutional Class Shareholders in which the interests of Institutional Class Shareholders differ from the interests of holders of any other class.

5. CONVERSION RIGHTS
Institutional Class Shares do not have a conversion feature; provided, however, that the Trust reserves the right to convert a shareholder’s Institutional Class Shares to H-Class Shares if such shareholder’s account balance falls below the minimum initial purchase amount.

RULE 18F-3 MULTIPLE CLASS PLAN
Schedule A

	INVESTOR CLASS	ADVISOR CLASS	A-LASS	C-CLASS	H-CLASS	INVESTOR2 CLASS	Y-CLASS	INSTITUTIONAL
FUND	SHARES	SHARES	SHARES	SHARES	SHARES	SHARES	SHARES	CLASS SHARES
Nova Fund	X	X	X	X

Inverse S&P 500 Fund	X	X	X	X

NASDAQ-100® Fund	X	X	X	X

Inverse NASDAQ-100® Strategy Fund	X	X	X	X

Government Long Bond 1.2x Strategy Fund	X	X	X	X

Inverse Government Long Bond Strategy Fund	X	X	X	X

U.S. Government Money Market Fund	X	X	X	X		X

Europe 1.25x Strategy Fund			X	X	X

Japan 2x Strategy Fund			X	X	X

Russell 2000® 1.5x Strategy Fund			X	X	X

Mid-Cap 1.5x Strategy Fund			X	X	X

Inverse Mid-Cap Strategy			X	X	X

S&P 500 Pure Value Fund			X	X	X

	INVESTOR CLASS	ADVISOR CLASS	A-LASS	C-CLASS	H-CLASS	INVESTOR2 CLASS	Y-CLASS	INSTITUTIONAL
FUND	SHARES	SHARES	SHARES	SHARES	SHARES	SHARES	SHARES	CLASS SHARES
S&P 500 Pure Growth Fund			X	X	X

S&P Mid-Cap 400 Pure Value Fund			X	X	X

S&P Mid-Cap 400 Pure Growth Fund			X	X	X

S&P Small-Cap 600 Pure Value Fund			X	X	X

S&P Small-Cap 600 Pure Growth Fund			X	X	X

Inverse Russell 2000® Strategy Fund			X	X	X

Strengthening Dollar 2x Strategy Fund			X	X	X

Weakening Dollar 2x Strategy Fund			X	X	X

Banking Fund	X	X	X	X

Basic Materials Fund	X	X	X	X

Biotechnology Fund	X	X	X	X

Commodities Strategy Fund			X	X	X

Consumer Products Fund	X	X	X	X

Electronics Fund	X	X	X	X

Energy Fund	X	X	X	X

Energy Services Fund	X	X	X	X

Financial Services Fund	X	X	X	X

Health Care Fund	X	X	X	X

Internet Fund	X	X	X	X

Leisure Fund	X	X	X	X

	INVESTOR CLASS	ADVISOR CLASS	A-CLASS	C-CLASS	H-CLASS	INVESTOR2 CLASS	Y-CLASS	INSTITUTIONAL
FUND	SHARES	SHARES	SHARES	SHARES	SHARES	SHARES	SHARES	CLASS SHARES
Precious Metals Fund	X	X	X	X

Real Estate Fund	X	X	X	X

Retailing Fund	X	X	X	X

Technology Fund	X	X	X	X

Telecommunications Fund	X	X	X	X

Transportation Fund	X	X	X	X

Utilities Fund	X	X	X	X

U.S. Long Short Momentum Fund			X	X	X			X

Multi-Hedge Strategies Fund			X	X	X			X

Equity Market Neutral Fund			X	X	X			X

S&P 500 Fund			X	X	X

Russell 2000® Fund			X	X	X

All-Asset Moderate Strategy Fund			X	X	X

All-Asset Conservative Strategy Fund			X	X	X

All-Asset Aggressive Strategy Fund			X	X	X

High Yield Strategy Fund			X	X	X

Inverse High Yield Strategy Fund			X	X	X

Managed Futures Strategy Fund			X	X	X		X	X

International Long Short Select Fund			X	X	X

	INVESTOR CLASS	ADVISOR CLASS	A-LASS	C-CLASS	H-CLASS	INVESTOR2 CLASS	Y-CLASS	INSTITUTIONAL
FUND	SHARES	SHARES	SHARES	SHARES	SHARES	SHARES	SHARES	CLASS SHARES
Alternative Strategies Allocation Fund			X	X	X

Long/Short Commodities Strategy Fund			X	X	X		X	X

Event Driven and Distressed Strategies Fund			X	X	X			X

Alternative Strategies Fund			X	X	X			X

Long Short Equity Fund			X	X	X			X

Long Short Interest Rate Strategy Fund			X	X	X			X

International 2x Strategy Fund			X	X	X

Inverse International 2x Strategy Fund			X	X	X

Emerging Markets 2x Strategy Fund			X	X	X

Inverse Emerging Markets 2x Strategy Fund			X	X	X

Global Macro Fund			X	X	X			X

Global Managed Futures Strategy Fund			X	X	X			X
Additions are noted in bold.